UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

FIRST UNITED ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

As was previously reported in the Company’s Quarterly Reports on Form 10-QSB/A for the fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, the Company has amended and restated their Quarterly Reports to disclose (a) the adjustments made to reflect the promissory notes signed in conjunction with the Company’s Senior and Subordinated credit facilities and the related proceeds held in Bond Trustee accounts, (b) the interest expense and interest income associated with these notes and proceeds, and (c) to expense certain costs previously capitalized as deferred debt financing costs, each of which was related to the Company’s initial debt financing arrangement with Southwest Georgia Farm Credit. On December 21, 2007, the Audit Committee of the Company’s Board of Directors concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007 should not be relied upon because of the above-described errors in the financial statements. Upon the recommendation of management and the Company’s professional advisors, the Audit Committee made the decision to amend and restate the Quarterly Reports as described herein.

The Company and the Audit Committee have discussed the foregoing with Hein & Associates, LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

January 3, 2008	/s/ Anthony J. Flagg

Date	Anthony J. Flagg, Chief Executive Officer

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